                                                                  EXHIBIT 21.1

                       SUBSIDIARIES OF THE FOREFRONT GROUP, INC.


                                                                                      NAMES UNDER
                                                                                     WHICH IT DOES
     NAME AND ADDRESS                        JURISDICTION OF ORGANIZATION                BUSINESS
     ----------------                       -----------------------------           ---------------
1.   ForeFront Direct, Inc.                         Florida
     25400 U.S. Highway 19 North, Suite 285
     Clearwater, Florida 33763

2.   ForeFront Europe Limited                       Ireland
     6-8 Wicklow Street
     Dublin 2
     Ireland

3.   ForeFront Europe LTD                           United Kingdom
     c/o Protege
     Kinetec Centre
     Theobald Street
     Borehamwood, Hertfordshire, UK

4.   ForeFront Canada, Inc.                         Ontario
     2285 St. Laurent Blvd., Unit A-7
     Ottawa, Ontario K1G 4Z4